Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Second Quarter 2016 Results
SAN JOSE, Calif.-August 9, 2016-Harmonic Inc. (NASDAQ: HLIT), the worldwide leader in video delivery infrastructure, announced today its preliminary and unaudited results for the second quarter of 2016.
GAAP net revenue for the second quarter of 2016 was $108.8 million, compared with $81.8 million for the first quarter of 2016 and $103.1 million for the second quarter of 2015.
Non-GAAP net revenue for the second quarter of 2016 was $109.5 million, compared with $82.5 million for the first quarter of 2016 and $103.1 million for the second quarter of 2015.
Bookings for the second quarter of 2016 were $117.3 million, compared with $109.6 million for the first quarter of 2016 and $99.3 million for the second quarter of 2015.
GAAP net loss for the second quarter of 2016 was $(20.6) million, or $(0.27) per diluted share, compared with a GAAP net loss for the first quarter of 2016 of $(25.2) million, or $(0.33) per diluted share, and a GAAP net loss of $(1.0) million, or $(0.01) per diluted share, for the second quarter of 2015.
Non-GAAP net loss for the second quarter of 2016 was $(0.2) million, or $0.00 per diluted share, compared with non-GAAP net loss for the first quarter of 2016 of $(8.2) million, or $(0.11) per diluted share, and non-GAAP net income of $4.2 million, or $0.05 per diluted share, for the second quarter of 2015. See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
Total cash, cash equivalents and short-term investments were $65.3 million at the end of the second quarter of 2016, down $11.0 million from $76.2 million at the end of the prior quarter, primarily due to the payment of certain purchase price adjustments related to the Thomson Video Networks (“TVN”) acquisition and an increase in accounts receivable which reflects our sequential revenue growth and payments of restructuring and integration charges. In the second quarter of 2016, the Company used approximately $2.9 million of cash from operations.
“Our financial results for the second quarter of 2016 were at the high end of our plan for both our Video and Cable Edge segments” said Patrick Harshman, Harmonic’s President and CEO. “Consequently, we enter the second half of the year with record backlog and deferred revenue. Our new CableOS products are scheduled to begin shipping in the fourth quarter of this year, and we remain on track to realize targeted synergy savings from the combination of Harmonic and TVN,” concluded Mr. Harshman.

Second Quarter 2016 Highlights

•	Strong sequential and year-over-year bookings and revenue growth.

•	Backlog and deferred revenue grew to a record $190.4 million.

•	Remained on track to realize $20-$22 million of annualized cost savings from the combination of Harmonic and TVN by the end of calendar year 2016.

•	Entered into a $10 million engineering collaboration agreement that will extend into 2017.

•	Several key trials underway on our recently announced VOS Cloud and VOS 360 software-as-a-service offerings with new cloud partners and tier 1 pay TV operators.

Business Outlook
Third Quarter 2016 GAAP Financial Guidance
For the third quarter of 2016, Harmonic anticipates:

•	Net revenue to be $104.5 million to $109.5 million, which includes Video revenue of $92.5 million to $95.5 million and Cable Edge revenue of $12.0 million to $14.0 million

•	Gross margin to be 50.0% to 51.0%

•	Operating expense to be $65.5 million to $66.5 million

•	Operating loss to be $(12.5) million to $(10.5) million

•	EPS to be $(0.16) to $(0.14)

•	Share count for EPS calculation to be approximately 78 million shares of Harmonic common stock

•	Cash on hand at quarter-end to be $60.0 million to $65.0 million

2016 GAAP Financial Guidance
Harmonic’s projections for full year 2016 include two fiscal quarters of financial projections for TVN, from the third quarter through the fourth quarter of 2016.

For 2016, Harmonic anticipates:

•	Net revenue to be $408.0 million to $418.0 million, which includes Video revenue of $348.0 million to $353.0 million and Cable Edge revenue of $60.0 million to $65.0 million

•	Gross margin to be 50.0% to 51.0%

•	Operating expense to be $257.5 million to $261.5 million

•	Operating loss to be $(55.0) million to $(50.0) million

•	EPS to be $(0.69) to $(0.64)

•	Share count for EPS calculation to be 78 million to 79 million shares of Harmonic common stock

•	Capital expenditures to be $14.0 million to $16.0 million

•	Cash on hand at year-end to be $65.0 million to $70.0 million

Third Quarter 2016 Non-GAAP Financial Guidance
For the third quarter of 2016, Harmonic anticipates:

•	Net revenue to be $105.0 million to $110.0 million, which includes Video revenue of $93.0 million to $96.0 million and Cable Edge revenue of $12.0 million to $14.0 million

•	Gross margin to be 53.0% to 54.0%

•	Operating expense to be $54.0 million to $55.0 million

•	Operating income to be $2.0 million to $4.0 million

•	EPS to be $0.01 to $0.03

•	Tax rate to be approximately 15%

•	Share count for EPS calculation to be approximately 78 million shares of Harmonic common stock

•	Cash on hand at quarter-end to be $60.0 million to $65.0 million

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.
2016 Non-GAAP Financial Guidance

For 2016, Harmonic anticipates:

•	Net revenue to be $410.0 million to $420.0 million, which includes Video revenue of $350.0 million to $355.0 million and Cable Edge revenue of $60.0 million to $65.0 million

•	Gross margin to be 53.0% to 54.0%

•	Operating expense to be $212.0 million to $216.0 million

•	Operating income to be $5.0 million to $10.0 million

•	EPS to be $0.01 to $0.06

•	Tax rate to be approximately 15%

•	Share count for EPS calculation to be 78 million to 79 million shares of Harmonic common stock

•	Capital expenditures to be $14.0 million to $16.0 million

•	Cash on hand at year-end to be $65.0 million to $70.0 million
See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Tuesday, August 9, 2016. A listen-only broadcast of the conference call can be accessed either from the Company's website at www.harmonicinc.com or by calling +1.847.585.4405 or +1.888.771.4371 (passcode 42982000). The replay will be available after 4:30 p.m. Pacific at the same website address or by calling +1.630.652.3042 or +1.888.843.7419 (passcode 42982000#).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT) is the worldwide leader in video delivery infrastructure for emerging television and video services. Harmonic enables customers to produce, deliver, and monetize amazing video experiences, with unequalled business agility and operational efficiency, by providing market-leading innovation, high-quality service, and compelling total-cost-of-ownership. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the second quarter ended July 1, 2016 and our expectations concerning quarter-on-quarter growth; GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP EPS, and tax rate and capital expenditures for the third quarter of 2016 and fiscal year ended December 31, 2016, as well as cash on hand at the end of the third quarter of 2016 and at December 31, 2016. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: unexpected delays, difficulties and/or costs relating to integrating TVN with Harmonic; anticipated business opportunities and operational efficiencies for the combined company do not fully materialize; the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace or will expire; a strong U.S. dollar may have a negative impact on our business in certain international markets; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations, including in Ukraine; risks associated with our CCAP and VOS™ product initiatives; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of fluctuations in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on our business of natural disasters; and risks associated with our outstanding convertible notes. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2015, our recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.
Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, we exclude a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are: revenue, gross profit, operating expenses, income (loss) from operations and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The types of non-GAAP adjustments described below have historically been excluded from our GAAP financial measures: acquisition accounting impacts to TVN deferred revenue and TVN inventory valuation; TVN acquisition-and integration-related costs; Cable Edge inventory charge in connection with certain product lines; restructuring and related charges; and non-cash items, such as impairment of long-term investment, stock-based compensation expense, amortization of intangibles and non-cash interest expenses related to convertible debt and adjustments that normalize the tax rate. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.
CONTACTS:

Harold Covert	Blair King
Chief Financial Officer	Director, Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.542.2500	+1.408.490.6172

Harmonic Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	July 1, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$51,516	$126,190
Short-term investments	13,760	26,604
Accounts receivable, net	102,668	69,515
Inventories	36,624	38,819
Prepaid expenses and other current assets	44,210	25,003
Total current assets	248,778	286,131
Property and equipment, net	36,517	27,012
Goodwill	235,369	197,781
Intangibles, net	39,638	4,097
Other long-term assets	28,635	9,936
Total assets	$588,937	$524,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,829	$—
Accounts payable	35,794	19,364
Income taxes payable	139	307
Deferred revenue	63,518	33,856
Accrued liabilities	52,346	31,354
Total current liabilities	159,626	84,881
Convertible debt, long-term	100,712	98,295
Other debts and capital lease obligations, long-term	16,190	—
Income taxes payable, long-term	3,980	3,886
Deferred tax liabilities, long-term	957	—
Other non-current liabilities	15,341	9,727
Total liabilities	296,806	196,789

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 78,015 and 76,015 shares issued and outstanding at July 1, 2016 and December 31, 2015, respectively	78	76
Additional paid-in capital	2,245,120	2,236,418
Accumulated deficit	(1,949,715)	(1,903,908)
Accumulated other comprehensive loss	(3,352)	(4,418)
Total stockholders' equity	292,131	328,168
Total liabilities and stockholders' equity	$588,937	$524,957

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	July 1, 2016	July 3, 2015	July 1, 2016(1)	July 3, 2015

Net revenue	$108,759	$103,103	$190,591	$207,119
Cost of revenue	57,667	48,718	98,845	97,706
Gross profit	51,092	54,385	91,746	109,413
Operating expenses:
Research and development	26,507	21,816	50,070	44,145
Selling, general and administrative	36,516	31,281	69,386	62,477
Amortization of intangibles	4,232	1,446	6,597	2,892
Restructuring and asset impairment charges	1,903	185	4,515	229
Total operating expenses	69,158	54,728	130,568	109,743
Loss from operations	(18,066)	(343)	(38,822)	(330)
Interest (expense) income, net	(2,651)	17	(5,072)	72
Other income (expense), net	332	59	323	(447)
Loss on impairment of long-term investment	—	—	(1,476)	(2,505)
Loss before income taxes	(20,385)	(267)	(45,047)	(3,210)
Provision for income taxes	242	727	760	441
Net loss	$(20,627)	$(994)	$(45,807)	$(3,651)
Net loss per share:
Basic and diluted	$(0.27)	$(0.01)	$(0.59)	$(0.04)
Shares used in per share calculation:
Basic and diluted	77,342	88,426	77,168	88,541

(1) On February 29, 2016, Harmonic closed the acquisition of TVN and as a result, our 2016 results for the six months ended July 1, 2016 include TVN results beginning on February 29, 2016.

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended
	July 1, 2016	July 3, 2015
Cash flows from operating activities:
Net loss	$(45,807)	$(3,651)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	8,322	3,439
Depreciation	7,737	6,930
Stock-based compensation	5,862	8,018
Amortization of discount on convertible debt	2,417	—
Restructuring, asset impairment and loss on retirement of fixed assets	1,687	252
Loss on impairment of long-term investment	1,476	2,505
Deferred income taxes	38	—
Provision for excess and obsolete inventories	5,203	843
Allowance for doubtful accounts, returns and discounts	697	(713)
Excess tax benefits from stock-based compensation	—	(22)
Other non-cash adjustments, net	144	—
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(16,000)	(1,222)
Inventories	3,158	(595)
Prepaid expenses and other assets	(5,039)	(11,635)
Accounts payable	2,168	6,415
Deferred revenue	26,795	9,833
Income taxes payable	(122)	(815)
Accrued and other liabilities	(7,029)	(5,994)
Net cash (used in) provided by operating activities	(8,293)	13,588
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(72,989)	—
Purchases of investments	—	(12,986)
Proceeds from sales and maturities of investments	12,842	15,744
Purchases of property and equipment	(7,708)	(7,505)
Purchases of long-term investments	—	(85)
Net cash used in investing activities	(67,855)	(4,832)
Cash flows from financing activities:
Payment of convertible debt issuance costs	(582)	—
Increase in other debts and capital leases	5,972	—
Repayment of other debts and capital leases	(6,524)	—
Payments for repurchase of common stock	—	(12,171)
Proceeds from common stock issued to employees	3,737	9,133
Payment of tax withholding obligations related to net share settlements of restricted stock units	(1,034)	(2,642)
Excess tax benefits from stock-based compensation	—	22
Net cash provided by (used in) financing activities	1,569	(5,658)
Effect of exchange rate changes on cash and cash equivalents	(95)	(81)
Net (decrease) increase in cash and cash equivalents	(74,674)	3,017
Cash and cash equivalents at beginning of period	126,190	73,032
Cash and cash equivalents at end of period	$51,516	$76,049

Harmonic Inc.
Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended				Three months ended				Three months ended
	July 1, 2016				April 1, 2016				July 3, 2015
	GAAP	Adjustment(1)	Non-GAAP		GAAP(2)	Adjustment(1)	Non-GAAP(2)		GAAP and Non-GAAP(3)
Product
Video Products	$62,158	$205	$62,363	57%	$44,212	$355	$44,567	54%	$56,096	54%
Cable Edge	15,751	—	15,751	14%	13,432	—	13,432	16%	21,351	21%
Services and Support	30,850	575	31,425	29%	24,188	268	24,456	30%	25,656	25%
Total	$108,759	$780	$109,539	100%	$81,832	$623	$82,455	100%	$103,103	100%

Geography
Americas	$57,681	$150	$57,831	53%	$48,977	$81	$49,058	59%	$60,342	58%
EMEA	33,456	488	33,944	31%	19,855	401	20,256	25%	27,360	27%
APAC	17,622	142	17,764	16%	13,000	141	13,141	16%	15,401	15%
Total	$108,759	$780	$109,539	100%	$81,832	$623	$82,455	100%	$103,103	100%

Market
Service Provider	$64,921	$329	$65,250	60%	$51,270	$150	$51,420	62%	$64,041	62%
Broadcast and Media	43,838	451	44,289	40%	30,562	473	31,035	38%	39,062	38%
Total	$108,759	$780	$109,539	100%	$81,832	$623	$82,455	100%	$103,103	100%

(1) Non-GAAP revenue for the three months ended July 1, 2016 and April 1, 2016 include $0.8 million and $0.6 million adjustments relating to TVN deferred revenue as a result of acquisition accounting, respectively.

(2) Excludes TVN revenue prior to March 1, 2016.

(3) There is no revenue adjustment for the three months ended July 3, 2015.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(In thousands, except percentages and per share data)

	Three months ended
	July 1, 2016
	Revenue	Gross Profit	Total Operating Expense	Income (loss) from Operations	Net loss
GAAP	$108,759	$51,092	$69,158	$(18,066)	$(20,627)
Cable Edge inventory charge	—	4,519	—	4,519	4,519
Acquisition accounting impact related to TVN deferred revenue	780	780	—	780	780
Stock-based compensation in cost of revenue	—	424	—	424	424
Stock-based compensation in research and development	—	—	(841)	841	841
Stock-based compensation in selling, general and administrative	—	—	(1,503)	1,503	1,503
Amortization of intangibles	—	1,307	(4,232)	5,539	5,539
Restructuring and related charges	—	6	(1,903)	1,909	1,909
TVN acquisition-and integration-related costs	—	433	(2,970)	3,403	3,403
Non-cash interest expenses related to convertible notes	—	—	—	—	1,233
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	278
Non-GAAP	$109,539	$58,561	$57,709	$852	$(198)
As a % of revenue (GAAP)		47.0%	63.6%	(16.6)%	(19.0)%
As a % of revenue (Non-GAAP)		53.5%	52.7%	0.8%	(0.2)%
Diluted net loss per share:
Diluted net loss per share-GAAP					$(0.27)
Diluted net loss per share-Non-GAAP					$0.00
Shares used to compute diluted net loss per share:
GAAP					77,342
Non-GAAP					77,342

	Three months ended
	April 1, 2016
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Net Loss
GAAP	$81,832	$40,654	$61,410	$(20,756)	$(25,180)
Acquisition accounting impacts related to TVN deferred revenue	623	623	—	623	623
Acquisition accounting impacts related to TVN fair value of inventory	—	189	—	189	189
Stock-based compensation in cost of revenue	—	227	—	227	227
Stock-based compensation in research and development	—	—	(969)	969	969
Stock-based compensation in selling, general and administrative	—	—	(1,898)	1,898	1,898
Amortization of intangibles	—	418	(2,365)	2,783	2,783
Restructuring and related charges	—	(29)	(2,612)	2,583	2,583
TVN acquisition-and integration-related costs	—	58	(3,038)	3,096	3,096
Impairment of long-term investment	—	—	—	—	1,476
Non-cash interest expenses related to convertible notes	—	—	—	—	1,187
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	1,963
Non-GAAP	$82,455	$42,140	$50,528	$(8,388)	$(8,186)
As a % of revenue (GAAP)		49.7%	75.0%	(25.4)%	(30.8)%
As a % of revenue (Non-GAAP)		51.1%	61.3%	(10.2)%	(9.9)%
Diluted net loss per share:
Diluted net loss per share-GAAP					$(0.33)
Diluted net loss per share-Non-GAAP					$(0.11)
Shares used to compute diluted net loss per share:
GAAP					76,996
Non-GAAP					76,996

	Three months ended
	July 3, 2015
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Net Income (Loss)
GAAP	$103,103	$54,385	$54,728	$(343)	$(994)
Stock-based compensation in cost of revenue	—	422	—	422	422
Stock-based compensation in research and development	—	—	(1,027)	1,027	1,027
Stock-based compensation in selling, general and administrative	—	—	(2,435)	2,435	2,435
Amortization of intangibles	—	86	(1,446)	1,532	1,532
Restructuring and related charges	—	—	(185)	185	185
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	(393)
Non-GAAP	$103,103	$54,893	$49,635	$5,258	$4,214
As a % of revenue (GAAP)		52.7%	53.1%	(0.3)%	(1.0)%
As a % of revenue (Non-GAAP)		53.2%	48.1%	5.1%	4.1%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP					$(0.01)
Diluted net income per share-Non-GAAP					$0.05
Shares used to compute diluted net income (loss) per share:
GAAP					88,426
Non-GAAP					89,444

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Business Outlook
(In millions, except percentages and per share data)

Q3 2016 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income(loss) from Operations	Net Income(loss)
GAAP	$104.5 to $109.5	$53.0 to $56.0	$65.5 to $66.5	$(12.5) to $(10.5)	($12.5) to ($10.5)
Acquisition accounting impact related to TVN deferred revenue	Approx. $0.5	Approx. $0.5	—	Approx. $0.5	Approx. $0.5
Stock-based compensation expense	—	Approx. $0.5	Approx. ($3.0)	Approx. $3.5	Approx. $3.5
Amortization of intangibles	—	Approx. $1.5	Approx. ($3.5)	Approx. $5.0	Approx. $5.0
Restructuring and related charges and TVN acquisition/integration costs	—	Approx. $0.5	Approx. ($5.0)	Approx. $5.5	Approx. $5.5
Non-cash interest expense related to convertible notes	—	—	—	—	Approx. $1.0
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	Approx. ($2.5)
	Approx. $0.5	Approx. $3.0	Approx. ($11.5)	Approx. $14.5	Approx. $13.0

Non-GAAP	$105.0 to $110.0	$56.0 to $59.0	$54.0 to $55.0	$2.0 to $4.0	$0.5 to $2.5
As a % of revenue (GAAP)		50% to 51%	61% to 63%	(12)% to (9)%	(12)% to (10)%
As a % of revenue (Non-GAAP)		53% to 54%	50% to 52%	2% to 4%	0% to 2%
Diluted income (loss) per share:
Diluted net loss per share-GAAP					$(0.16) to $(0.14)
Diluted net income per share-Non-GAAP					$0.01 to $0.03
Shares used to compute diluted income (loss) per share:
GAAP and Non-GAAP					78.0

2016 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income(loss) from Operations	Net Income(loss)
GAAP	$408.0 to $418.0	$202.5 to $211.5	$257.5 to $261.5	$(55.0) to $(50.0)	$(54.0) to $(50.0)
Acquisition accounting impact related to TVN deferred revenue	Approx. $2.0	Approx. $2.0	—	Approx. $2.0	Approx. $2.0
Acquisition accounting impact related to TVN fair value of inventory	—	Approx. $0.2	—	Approx. $0.2	Approx. $0.2
Stock-based compensation expense	—	Approx. $2.0	Approx. ($12.0)	Approx. $14.0	Approx. $14.0
Amortization of intangibles	—	Approx. $4.3	Approx. ($11.0)	Approx. $15.3	Approx. $15.3
Restructuring and related charges and TVN acquisition/integration costs	—	Approx. $1.5	Approx. ($22.5)	Approx. $24.0	Approx. $24.0
Cable Edge inventory charge	—	Approx. $4.5	—	Approx. $4.5	Approx. $4.5
Non-cash interest expense related to convertible notes	—	—	—	—	Approx. $4.5
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	Approx. ($10.0)
	Approx. $2.0	Approx. $14.5	Approx. ($45.5)	Approx. $60.0	Approx. $54.5

Non-GAAP	$410.0 to $420.0	$217.0 to $226.0	$212.0 to $216.0	$5.0 to $10.0	$0.5 to $4.5
As a % of revenue (GAAP)		50% to 51%	62% to 63%	(13)% to (12)%	(13)% to (12)%
As a % of revenue (Non-GAAP)		53% to 54%	51% to 52%	1% to 2%	0% to 1%
Diluted income (loss) per share:
Diluted net loss per share-GAAP					$(0.69) to $(0.64)
Diluted net income per share-Non-GAAP					$0.01 to $0.06
Shares used to compute diluted income (loss) per share:
GAAP and Non-GAAP					78 to 79